AMENDMENT TO FIRST KF LOAN AGREEMENT, SECOND KF LOAN AGREEMENT AND KF BRIDGE LOAN AGREEMENT

THIS AMENDMENT AGREEMENT is dated effective this 8th day of January, 2016

BETWEEN:

TRITON EMISSION SOLUTIONS INC., a corporation formed under the laws of the State of Delaware with an address located at 151 San Francisco Street, Suite 201, San Juan, Puerto Rico 00901

(hereinafter called the "Company")

OF THE FIRST PART

AND:

KF BUSINESS VENTURES, LP,  a limited partnership formed under the laws of the State of California with an address located at 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024

(hereinafter called the "Lender")

OF THE SECOND PART

WHEREAS:

A.

The Company and the Lender are parties to that certain Loan Agreement dated as of January 15, 2014, as amended by Amendment No. 1 to the Loan Agreement dated March 10, 2014, as further amended by Amendment No. 2 to the Loan Agreement dated July 29, 2014, between the Company and the Lender (as amended, the “First KF Loan Agreement”);

B.

The Company and the Lender are further parties to that certain Loan Agreement dated as of July 28, 2014, between the Company and the Lender (the “Second KF Loan Agreement”);

C.

The Company and the Lender are further parties to that certain Loan Agreement dated as of August 31, 2015, between the Company and the Lender (the “KF Bridge Loan Agreement”);

D.

The Company and the Lender wish to enter into a third loan agreement (the “Third KF Loan Agreement”) whereby the Lender will lend to the Company, and the Company will borrow from the Lender, the additional aggregate sum of $1,500,000 on the terms and subject to the conditions set out in the Third KF Loan Agreement;

E.

It is a condition precedent to Lender’s obligations to make advances under the Third KF Loan Agreement that the Company and the Lender enter into this Amendment Agreement to amend certain terms of the First KF Loan Agreement, the Second KF Loan Agreement and the KF Bridge Loan Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.

Unless otherwise defined in this Amendment Agreement, capitalized terms used herein and in the recitals hereto shall have the meanings set forth in the Third KF Loan Agreement.

2.

The parties agree that the Existing KF Loan Documents, and each of them to the extent necessary, shall be, and hereby are, amended to provide as follows:

a.

The KF Bridge Loan Agreement, shall be amended to provide as follows:

i.

The entire principal sum outstanding under the KF Bridge Loan Agreement and all accrued and unpaid interest thereon shall become immediately due and payable without demand therefor on  December 31, 2016; and

ii.

The Company may not prepay any of the outstanding principal sum under the KF Bridge Loan or any accrued and unpaid interest thereon, in whole or in part, at any time prior to December 31, 2016, without prior written consent of the Lender.

b.

The First KF Loan Agreement and the Second KF Loan Agreement shall be amended to provide as follows:

i.

The occurrence of an “Event of Default” under the Third KF Loan Agreement shall constitute an Event of Default under the First KF Loan Agreement and the Second KF Loan Agreement and the Existing KF Loan Documents issued thereunder;

ii.

The exercise price for the Existing KF Loan Warrants and the Third Additional Warrants (as that term is defined in the First KF Loan Agreement and the Second KF Loan Agreement) is hereby reduced to Ten Cents ($0.10) per share of Common Stock, subject to adjustment as provided for in the Existing KF Loan Warrants;

iii.

The expiration date for the Existing KF Loan Warrants is hereby extended to 5:00 P.M. Pacific Time on January 15, 2021;

3.

The Company hereby exercises its right to extend the maturity date of the loans under the First KF Loan Agreement and the Second KF Loan Agreement to January 15, 2017 pursuant to the terms and conditions thereof.  Upon execution of this Amendment Agreement by the parties hereto, the Company shall issue to the Lender warrants to purchase up to 2,531,652 shares of Common Stock (representing the Third Additional Warrants issuable pursuant to the First KF Loan Agreement and the Second KF Loan Agreement) at any time and from time to time during the period ending at 5:00 P.M. Pacific Time on September 1, 2021 at the exercise price set forth in Section 2.b.ii of this Amendment Agreement.

4.

Upon execution of this Amendment Agreement by the parties hereto, the Lender will surrender to the Company, for cancellation, the original KF Bridge Note (or a certificate of the Lender confirming to the Company that such original KF Bridge Note was not received by the Lender or was subsequently lost or destroyed, and in either case that the Lender has not assigned, negotiated or otherwise disposed of or transferred the KF Bridge Note) and, upon receipt of the original KF Bridge Note (or such certificate, as the case may be), the Company shall issue to the Lender a new promissory note containing the amended terms of the KF Bridge Loan Agreement as set forth in Section 2.a of this Amendment Agreement.

5.

Upon execution of this Amendment Agreement by the parties hereto, the Lender may surrender to the Company, for cancellation, the Existing KF Loan Warrants and, upon receipt of the Existing KF Loan Warrants, the Company shall issue to the Lender new warrant certificates representing the Existing KF Loan Warrants and the amended terms and conditions set forth in this Amendment Agreement and all prior amendment agreements to the Existing KF Loan Documents.

6.

Except as modified by this Amendment Agreement, the Existing KF Loan Documents  remain in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed in all respect by the Company and the Lender.

7.

This Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterpart have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Triton Emission Solutions Inc. By: /s/ Anders Aasen Name: Anders Aasen Title: CEO	KF Business Ventures, LP By: Kopple Financial, Inc., Its General Partner /s/ Robert C. Kopple By: Robert C. Kopple, Its President